Exhibit 10.2

Equity Sales Contract

This contract (“Contract”) is entered by and between:

Assignor:	Cortelco China Corporation
Address:	14000 Tracy Court, Los Altos Hills, CA 94022
Legal Representative:	David S. Lee
Type of Business:	USA Company
Registered Capital:	USD 1,000,000
Equity Sales Agent:	Shanghai Yuanliu Property Exchange Agency
Phone:	5885-2146
Assignees:	Liu Yuan
Chen Gang
Wang Qingmei
Xu Hong
Li Huagang
Zhu Xiaoqing
Equity Sales Agent:	Shanghai Zhangjiang Hige-Tech Property Exchange Agency
Phone:	5080-0577

WITNESSETH:

WHEREAS, Cortelco Shanghai Information Technology Co. Ltd. (“Cortelco Shanghai”) was established in 1993 with registered capital of USD 2,100.000, of which USD 963,000 was invested by Shanghai Fortune Telecommunication Technology Development Co. Ltd., and USD 1,137,000 was invested by Cortelco China Corporation (“Cortelco China”);

WHEREAS, the appraised Assets of Cortelco Shanghai at July 31, 2005 was RMB 76,114,423.59, appraised Liabilities of Cortelco Shanghai at July 31, 2005 was RMB 55,413,912.16, and the appraised Net Assets of Cortelco Shanghai at July 31, 2005 was RMB 20,700,511.43;

WHEREAS, each person sign below has been legally authorized by each party;

NOW, THEREFORE, the parties agree as follows:

15.	Object

Cortelco China shall sell its 20% interests in Cortelco Shanghai to Liu Yuan, Chen Gang, Li Huagang, Wang Qingmei, Xu Hong, Zhu Xiaoqing (“Cortelco Shanghai Management”) in the amount and price equal to the number stated in the following table:

Recipient of Shares	% of Shares	Price in RMB
Liu Yuan	17.5%	3,622,592.00
Chen Gang	0.5%	103,502.00
Li Huagang	0.5%	103,502.00
Wang Qingmei	0.5%	103,502.00
Xu Hong	0.5%	103,502.00
Zhu Xiaoqing	0.5%	103,502.00

16.	Pricing

Cortelco China shall transfer its 20% interests in Cortelco Shanghai to Cortelco Shanghai Management at RMB 4,140,102.00.

17.	After Cortelco Shanghai interests are appraised by an Appraisal firm, the share transfer shall be filed at Shanghai Equity Exchange. The interests shall be transferred in accordance with the terms and conditions provided in this contract.

18.	Employee Arrangement – Not applicable to this transaction.

19.	Since Cortelco Shanghai will stay in business after the share is transferred, Cortelco Shanghai will succeed to all the rights and obligations it has as a company.

20.	Disposition of Assets – Not applicable to this transaction.

21.	Payment Terms:

Cortelco Shanghai Management shall turn in application at State Administration Foreign Exchange, Shanghai Branch, to purchase US dollars to pay Cortelco China in full within 10 days upon the new business license is approved by Local Business Bureau.

22.	Both parties shall file at Shanghai Equity Exchange in order to get the certificate no later than January 31, 2006.

As agreed by both parties, the effective date of the transaction was July 31, 2005. Any profit or loss of Cortelco Shanghai between August 1, 2005 to the closing date shall be transferred to Cortelco Shanghai Management.

23.	Cortelco China and Cortelco Shanghai Management shall assist Cortelco Shanghai to obtain all government certificates or approvals related to the share transfer within 6 months.

24.	All taxes or costs related to the share transfer shall be paid in accordance with applicable Chinese Law and regulations.

25.	Breach Liabilities

If Cortelco China does not transfer its interest in Cortelco Shanghai as agreed in #8, or if Cortelco Shanghai Management does not pay Cortelco China as agreed in #7, the breaching party shall pay the other party 0.3% of the total purchase price every three days after exceeding the time limit. The total penalty amount shall not be higher than 1% of the total purchase price.

26.	Settlement of Disputes

The formation of this contract, its validity, interpretation, execution and settlement of the disputes shall be governed by the related laws of the People’s Republic of China. Any dispute arising in connection with the contract shall be resolved by both parties through friendly consultation. If the dispute can not be resolved by friendly consultations, either party may submit such dispute to Shanghai Arbitration Center. Each party may submit a dispute to Shanghai Arbitration Center directly without consultation with the other party.

27.	Amendment, Alteration and Discharge of the Contract

Any amendment or discharge of the contract shall come into force if:

13.1	It is agreed by both parties through friendly consultation, and such action will not impair any interests of the country, the society and public;

13.2	It is due to force majeure;

13.3	One party fails to perform as agreed in this contract, but it’s approved by the other party afterward;

13.4	It is due to any other conditions agreed by both parties.

If both parties agree to discharge the contract, Cortelco China shall refund all payments from Cortelco Shanghai Management.

If there is any amendment or discharge of the contract, both parties and the consultant firm shall sign an amendment or a discharge agreement and file at Shanghai Equity Exchange.

28.	Consents of both parties:

14.1	Cortelco China promises that the interest in Cortelco Shanghai it intends to sell is real and complete, without concealing the following situations:

14.1.1	The interest it intends to sell is sequestered by any legal authorities;

14.1.2	The interest it intends to sell is in pledge;

14.1.3	The interest it intends to sell is not obscured;

14.1.4	The interest is intends to sell is not involved in any lawsuits;

14.1.5	Other situations that will impact the interests to be real and complete.

14.2	Cortelco Shanghai Management promise that the company has absolute capacity for civil rights and actions without any fraudulent conducts.

14.3	No party shall disclosure any information regarding to the Contract unless it is approved by other parties in written.

15.	Other - Not applicable to this transaction.

The Contract has nine original copies. All copies have equal binding force.

Assignor:

Cortelco China Corporation

David S. Lee	/s/ DAVID S. LEE

Date: December 22, 2005

Assignees:

Liu Yuan	/s/ LIU YUAN

Chen Gang	/s/ CHAN GANG

Li Huagang	/s/ LI HUANGANG

Wang Qingmei	/s/ WANG QINGMEI

Xu Hong	/s/ XU HONG

Zhu Xiaoqing	/s/ ZHU XIAOQING

Date: December 22, 2005